Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Seelos Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan	457(h)	4,771,457	(2)	$0.65	(3)	$3,101,447.05	0.00011020	$341.78
Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Seelos Therapeutics, Inc. 2020 Employee Stock Purchase Plan	457(h)	1,063,421	(4)	$0.5525	(5)	$587,540.10	0.00011020	$64.75
Total Offering Amounts							$3,688,987.15	—	$406.53
Total Fees Previously Paid							—	—	—
Total Fee Offsets							—	—	—
Net Fee Due							—	—	$406.53

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), of the Registrant that become issuable under the Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan (the “2012 Plan”) and the Seelos Therapeutics, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2012 Plan on January 1, 2023 pursuant to an “evergreen” provision contained in the 2012 Plan. The 2012 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2012 Plan on January 1st of each year commencing on January 1, 2020 and ending on (and including) January 1, 2029. The number of shares added each year will be equal to the lesser of (a) 4% of the number of shares of Common Stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, and (b) a number of shares of Common Stock set by the Registrant’s board of directors on or prior to each such January 1.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on $0.65 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on March 7, 2023, a date within five business days prior to the filing of this Registration Statement.

(4)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the ESPP on January 1, 2023 pursuant to an “evergreen” provision contained in the ESPP. The ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1st of each year commencing on January 1, 2021 and ending on (and including) January 1, 2030. The number of shares added each year will be equal to the lesser of (a) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (b) a number of shares of Common Stock set by the Registrant’s board of directors or the Registrant’s compensation committee of the board of directors on or prior to each such January 1.

(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on 85% of $0.65 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on March 7, 2023, a date within five business days prior to the filing of this Registration Statement. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on (i) the first day of the offering period or (ii) the purchase date.